EXHIBIT 10.2(c)

                            WKI HOLDING COMPANY, INC.
                            LONG-TERM INCENTIVE PLAN
                               GUIDELINES FOR THE
                MAY 29, 2003 THROUGH DECEMBER 31, 2005 AWARD TERM

1.     Guidelines.  These  WKI  Holding  Company,  Inc. Long-Term Incentive Plan
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Guidelines  for  the May 29, 2003 through December 31, 2005 Award Term (the "WKI
Guidelines") have been approved by the Committee for the administration of the WKI Holding Company, Inc. Long-Term Incentive Plan (the "Plan") for Awards granted to WKI Participants (as defined below) for such Award Term.

2.     Definitions.  Except as otherwise provided in these WKI Guidelines, terms
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defined in the Plan (as it may be amended from time to time) shall have the same meanings  when  used  herein.

3.     Awards.
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     (a)     Award  Pool.  The Award Pool for the current Award Term shall be as
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set  forth  on  Exhibit  A.
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     (b)     WKI  Participants.  Exhibit  A  lists the eligible Participants for
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the current Award Term (each, a "WKI Participant") and the number of Award Units granted to each WKI Participant on the Grant Date. Each WKI Participant shall be notified in writing that he is eligible to receive an Award to be calculated in accordance with the Plan and these WKI Guidelines based on the number of Award Units specified in the notice.

     (c)     Performance  Criteria  and  Vesting.  Subject  to the provisions of
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Section  3(d)  hereof,  the right of each WKI Participant to receive payment for any Award Units shall be determined (A) on the basis of the Company's Revenue in year 3 of the current Award Term and (B) on the basis of the Company's EBITDA for year 3 of the current Award Term as follows:

     If the Revenue and EBITDA of the Company during year 3 of the current Award Term are within the percentage ranges specified in the performance matrix set forth on Exhibit B, each Award Unit shall become fully vested and the
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     WKI Participant shall be entitled to receive a cash payment for each Award
     Unit in the amount set forth on Exhibit B opposite such percentage ranges.
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     For purposes of the Award for the current Award Term, the target Company
     EBITDA for year 3 of such Award Term shall be $102.5 million and the target Company Revenue for year 3 of such Award Term shall be $735.0 million.


          By April 1st of the year following the end of the current Award Term, the Committee shall determine (A) the Company's Revenue for such Award Term and
(B) the Company's EBITDA for such Award Term. Based upon the foregoing amounts, the Committee


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shall  determine  the  amount  of  the  cash  payment  to  be  paid  to each WKI
Participant  in  the  manner  provided  in  these  WKI  Guidelines and the Plan.

     (d)     Forfeiture  and  Acceleration  of  Award  Units.
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             (i)  Except  as  and  to the extent otherwise provided in these WKI
     Guidelines or a WKI Participant's employment agreement, the forfeiture and acceleration provisions set forth in Section 6 of the Plan shall apply.

             (ii) Notwithstanding Section 3(d)(i) above, but subject to any provisions in an OXO Participant's employment agreement, upon the occurrence of a Change of Control during the current Award Term, the Award Units of all "Affected Participants" shall become vested and, in lieu of any other payments to such Affected Participant pursuant to the WKI Guidelines, each Affected Participant shall be entitled to receive a cash payment in an amount equal to $1,000 for each vested Award Unit. For purposes of this Section 3(d)(ii), the term "Affected Participants" shall mean those WKI Participants (A) who are employed by the Company or any Subsidiary on the date of a Change of Control, (B) whose employment with the Company or any Subsidiary is terminated without Cause within 90 days prior to a Change of Control (or within 90 days of the Company entering into any definitive agreement with respect to a pending Change of Control which actually results in a Change of Control) or (C) who are party to an employment agreement with the Company that defines the term "Good Reason" and who terminate employment with the Company for Good Reason within 90 days prior to a Change of Control (or within 90 days of the Company entering into any definitive agreement with respect to a pending Change of Control which actually results in a Change of Control).

     (e)     Maximum  Award  Limit.  Notwithstanding  any other provision of the
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Plan  or  these WKI Guidelines, the total amount of any Award determined for any
WKI  Participant  hereunder shall not exceed the amounts set forth on Exhibit B.
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4.     Amendment.  The  Committee  may,  from time to time, alter or amend these
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Guidelines, except that no amendment, which would adversely affect the amount of any granted but unpaid Award of a WKI Participant, the number of Award Units in the outstanding Award Pool or granted to a WKI Participant on the Grant Date, or the value or amount of any Award as calculated in accordance with Section 3 above will become effective without the prior written consent of such affected WKI Participant.

5.     Effect  of Plan.  The Awards shall be subject to all terms and conditions
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of  the  Plan,  except  to the extent such terms and conditions are inconsistent with  any  provision  in  the  WKI  Guidelines.


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